IN THE MATTER OF THE COMPANIES ACT
MEMORANDUM OF ASSOCIATION

1.                       The name of the Company is 1562756 Nova Scotia Limited.

2.                       The Company shall have all the powers, capacity, rights and privileges of a natural person, including the capacity to:

(a)	sell or dispose of its undertaking, or a substantial part thereof;

(b)	distribute any of its property in specie among its members, except in accordance with the provisions of this Act respecting reduction of capital; or

(c)	amalgamate with any company or other body of persons.

3.                       The liability of the members is limited.

4.                       The capital of the Company is Forty Thousand Dollars ($40,000) divided into Forty Thousand (40,000) shares of the par value of One Dollar ($1) each, with power to divide the shares in the capital for the time being into several classes with/or to attach thereto respectively any preferential dividend or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the Companies Act, R.S.N.S. 1967.

                          The undersigned subscriber is desirous of being formed into a Company in pursuance of this Memorandum of Association and agrees to take the number and kind of shares in the capital stock of the Company set opposite her name.

NAME, ADDRESS AND OCCUPATION OF	NO. AND KIND OF SHARES TAKEN BY
SUBSCRIBER	SUBSCRIBER

/s/ Helen E. Blanchard	One Common
HELEN E. BLANCHARD

5151 George Street
Halifax, Nova Scotia
Legal Assistant

TOTAL SHARES TAKEN: One Common
DATED this 5th day of December, A.D. 1984.

/s/ Heather A. Duffus	5151 George Street
(Witness)
Halifax, N.S.

ARTICLES OF ASSOCIATION

OF

1562756 NOVA SCOTIA LIMITED

INTERPRETATION

                                1.   In these Articles, unless there be something in the subject or context inconsistent therewith:

(a)	"the Act" means the Companies Act R.S.N.S. 1967 and all amendments thereto;

(b)	"the Company" means the company named above;

(c)	"the Office" means the registered office for the time being of the Company;

(d)	"the Register" means the register of members kept pursuant to Section 38 of the Act;

(e)	"the Registrar" means the Registrar of Joint Stock Companies for the time being;

(f)	"month" means calendar month;

(g)	"in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

(h)	"these Articles" and "these presents" include these Articles of Association and all amendments thereto;

(i)	"the Directors" or "the Board" means the Directors of the Company for the time being;

(j)	"special resolution" has the meaning assigned by Section 75 of the Act;

(l)	words importing the singular number only include the plural number and vice versa;

(m)	words importing the masculine gender only include the feminine gender;

(n)	words importing persons include corporations.

                                2. The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

                                3. The Directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements made by the promoters of the Company on behalf of the Company and shall have full power to agree to any modification in the terms of any such agreement or agreements, either before or after their execution.

                                4. The Directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred for the formation and establishment of the Company, including the expenses of registration.

                                5. The business of the Company may be commenced as soon after incorporation as the Directors think fit, and notwithstanding that part only of the shares have been allotted.

SHARES

                                6.  The Directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such persons at such times, on such terms and conditions and either at a premium or at par as they think fit.

                                7. The Directors may pay on behalf of the Company a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or his procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, provided that such commission paid or agreed to be paid does not exceed ten per centum of the price at which such shares are sold. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

                                8. On the issue of the shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

                                9. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in installments, every such installment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

                                10. Shares may be registered in the names of joint holders not exceeding three in number.

                                11. The joint holders of a share shall be severally as well as jointly liable for the payment of all installments and calls due in respect of such share. On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as having title to the shares.

                                12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

                                13. Certificates of title to shares shall be in the following forms or as near thereto as circumstances will permit, or in such other form as the Directors may from time to time approve:

(b)

Common Shares -"This is to certify that is the registered owner of fully paid and non-assessable Common Shares of transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Company this                 day of                      , 19     ."

(c)

Preferred Shares -"This is to certify that is the registered owner of fully paid and non-assessable Preferred shares of transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The rights, restrictions, conditions and limitations attaching to the said Preferred shares are set forth in full on the reverse side of this Certificate.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Company this                 day of                      , 19     .

                                14. Certificates of title to shares shall be signed (i) by the President, a Vice-President or a Director, (ii) by the Secretary, an Assistant Secretary or such other persons as the Directors may authorize and, if the Directors have appointed a transfer agent for the Company, (iii) by an authorized officer of such transfer agent. The signature of the President or Vice-President and, if a transfer agent has been appointed, of the Secretary or Assistant Secretary, may be engraved, lithographed or printed upon the certificates or any one or more of them and all such certificates, when signed by the Secretary, an Assistant Secretary, such other person as the Directors authorize, or if a transfer agent has been appointed, an authorized officer of such transfer agent, shall be valid and binding upon the Company. If the Company has appointed only one Director and Officer, share certificates may be signed by that Director and Officer alone.

                                15. Subject to any regulations made at any time by the Directors, each shareholder may have title to the shares registered in his name evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in his name.

                                16. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the register.

                                17. Any certificate that has become worn, damaged or defaced may, upon its surrender to the Directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the Directors and the furnishing to the Company of such undertakings of indemnity as the Directors deem adequate.

                                18. The sum of one dollar or such other sum as the Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

                                19. The Directors may cause one or more branch registers of members to be kept in any place or places, whether inside or outside of Nova Scotia.

CALLS

                                20. The Directors may from time to time make such calls as they think fit upon the shareholders in respect of all moneys unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted and each shareholder shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors. A call may be made payable by instalments.

                                21. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

                                22. At least fourteen days' notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

                                23. If the sum payable in respect of any call or installment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the installment is due shall pay interest on such call or installment at the rate of fifteen per centum per annum from the day appointed for the payment thereof up to the time of actual payment.

                                24. At the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the shareholder sued is entered on the register as the holder or one of the holders of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

                                25. The Directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the moneys due upon shares held by him beyond the sums actually called for; and upon the moneys so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate, not exceeding fifteen per centum per annum, as the shareholder paying such sum in advance and the Directors agree upon, or the Directors may agree with such shareholder that he may participate in profits upon the amount so paid or satisfied in advance.

FORFEITURE OF SHARES

                                26. If any shareholder fails to pay any call or installment on or before the day appointed for payment, the Directors may at any time thereafter while the call or installment remains unpaid serve a notice on such shareholder requiring him to pay the call or installment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

                                27. The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that, in the event of non-payment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

                                28. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

                                29. When any share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the register.

                                30. Any share so forfeited shall be deemed the property of the Company and the Directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

                                31. The Directors may at any time before any share so forfeited has been sold, reallotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think

                                32. Any shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon at the rate of fifteen percent per annum from the time of the forfeiture until payment. The Directors may enforce such payment if they think fit, but are under no obligation to do so.

                                33. A certificate in writing under the hands of one of the Directors and countersigned by the Secretary stating that a share has been duly forfeited on a specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated against all persons who would have been entitled to the share but for such forfeiture.

LIEN ON SHARES

                                34. The Company shall have a first and paramount lien upon all shares (other than fully paid shares) registered in the name of each shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfillment or discharge thereof has actually arrived, and such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any lien of the Company on such shares.

                                35. For the purpose of enforcing such lien the Directors may sell the shares subject to it in such manner as they think fit; but no sale shall be made until the period for the payment, fulfillment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such shareholder, his executors or administrators and default has been made by him or them in such payment, fulfillment or discharge for seven days after such notice.

                                36. The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagement and the residue, if any, paid to such shareholder or his executors, administrators or assigns.

VALIDITY OF SALES

                                37. Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles the Directors may cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

                                38. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

                                39. The instrument of transfer of any share shall be in writing in the following form or as near thereto as circumstances will permit:

For value received                        hereby sell, assign and transfer unto                             shares of the Common (or Preferred) Stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated the                      day of 19

In presence of

                                40. (a)                                 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXX

                   (b)                       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXX

                    (c)                                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXX

                                41. The Directors may, without assigning any reason therefor, decline to register any transfer of shares not fully paid up or upon which the Company has a lien.

                                42. Every instrument of transfer shall be left at the office of the Company or its transfer agent where the principal or a branch register of members is maintained for registration together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

                                43. A fee not exceeding Five Dollars ($5.00) may be charged for each transfer and shall, if required by the Directors, be paid before its registration.

                                44. Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the Directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

                                45. The transfer books and register of members may be closed during such time as the Directors think fit, not exceeding in the whole thirty days in each year, notice of which shall be given by advertisement in some newspaper circulating in the district in which the registered office of the Company is situate.

TRANSMISSION OF SHARES

                                46. The executors or administrators of a deceased member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

                                47. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member or in any way other than by allotment or transfer upon producing such evidence of his being entitled to act in the capacity claimed or of his title as the Directors think sufficient, may, with the consent of the Directors, (which they shall not be under any obligation to give) be registered as a member in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The Directors shall have the same right to refuse to register a person entitled by transmission to any shares, or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.

SHARE WARRANTS

                                48. The Company, with respect to fully paid-up shares, may issue under its Common Seal warrants (hereinafter called "Share Warrants") stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in such warrants.

                                49. The Directors may determine, and from time to time vary, the conditions upon which share warrants will be issued and, in particular, the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which the bearer of a share warrant will be entitled to attend and vote at general meetings, or upon which a share warrant may be surrendered and the name of the bearer entered in the register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a member to the full extent. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.

INCREASE AND REDUCTION OF CAPITAL

                                50. The Company may from time to time, by a resolution of its shareholders passed at a general meeting, increase its capital by the creation of new shares of such amount as it thinks expedient.

                                51. The new shares may be issued upon such terms and conditions and with such rights and privileges annexed thereto as the Company in general meeting determines or, if no direction is given, as the Directors determine, and in particular (but without limiting the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and to the assets of the Company upon distribution and with a special or without any right of voting.

                                52. The Company in general meeting may, before the issue of any new shares, determine that such shares or any of them, shall be offered in the first instance to all the then members or to the members of any class of shareholders in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares. In default of any such determination or to the extent that it does not apply, the new shares may be dealt with as if they formed part of the shares in the original capital.

                                53. Except so far as otherwise provided by the conditions of issue or these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and installments, transfer and transmission, forfeiture, lien and otherwise.

                                54. The Company may from time to time by special resolution reduce its share capital and any capital redemption reserve fund in any way and with and subject to any incident authorized and consent required by law.

ALTERATION OF CAPITAL

                                55. The Company may from time to time in general meeting consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

                                56. The Company may from time to time in general meeting convert all or any of its paid-up shares into stock and re-convert that stock into paid-up shares of any denomination.

                                57. The Company may from time to time by special resolution subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The special resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other.

                                58. The Company may from time to time in general meeting exchange shares of one denomination for another.

                                59. The Company may from time to time in general meeting cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

                                60. The Company may from time to time by special resolution convert any part of its unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act.

                                61. The Company may from time to time by special resolution provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary of the Company must be filed with the Registrar stating the number of shares issued and the amount received therefor.

                                62. The Company may from time to time by special resolution convert all or any of its previously authorized, unissued or issued, fully paid-up shares other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability or any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the courts as provided by the Act.

                                63. The Company may from time to time by special resolution convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value before the conversion.

                                64. Subject to the provisions of the Act, from time to time in force, the company may, if authorized by special resolution, purchase or otherwise acquire shares issued by it.

                                65. Subject to the provisions of the Act from time to time in force, the Company may redeem or purchase any preference shares which by their provisions may be redeemed or purchased by the Company. The Directors may, subject to such provisions, determine the manner and the terms for redeeming or purchasing such preference shares and may from time to time provide a sinking fund on such terms as they think fit for the redemption or purchase of preference shares of any class or series.

INTEREST ON SHARE CAPITAL

                                66. The Company may pay interest at a rate not exceeding fifteen per centum (15%) per annum on share capital issued and paid up for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be operated profitably for a lengthy period of time. Such interest may be paid for such period and may be charged to capital as part of the cost of construction of the work or building or of the provision of the plant. The payment of the interest shall not operate to reduce the amount paid up on the shares in respect of which it is paid. The accounts of the Company shall show full particulars of the payment during the period to which the accounts relate.

CLASSES OF SHARES

                                67.  Subject to the provisions of the Company's Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company from time to time determine by special resolution.

MODIFICATION OF RIGHTS OF SHAREHOLDERS

                                68. If at any time the share capital of the Company is divided into different classes of shares in pursuance of the provisions of the next preceding Article or otherwise, all or any of the rights and privileges attached to any such class may be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of at least a two-thirds majority in number of the issued shares of the class or by a resolution passed by the same majority, and all the provisions hereinafter contained as to general meetings, shall, mutatis mutandis, apply to every meeting of such class of shareholders convened for such purpose, save that the quorum for such a meeting shall be members holding or representing by proxy one-half in number of the issued shares of the class. The Article shall not be deemed by implication to curtail the power of modification which the Company would have if the Article were omitted.

SURRENDER OF SHARES

                                69. The Directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

BORROWING POWERS

                                70. The Directors on behalf of the Company may from time to time in their discretion:

(a)	Raise or borrow money for the purpose of the Company or any of them;

(b)
Secure, subject to compliance with Section 88 of the Act, the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respect as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)	Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid;

(d)	Pledge debentures as security for loans.

                                71. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

                                72. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and other matters.

MEETINGS

                                73. Ordinary general meetings shall be held at least once in every calendar year at such time and place as may be determined by the Directors and not later than fifteen months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings.

                                74. The Directors may whenever they think fit, convene a special general meeting and they shall, upon the requisition of members of the Company holding not less than one-tenth of the total voting rights of all the members having at the date of the deposit of the requisition a right to vote at general meetings of the Company and in respect of whose shares all calls or other sums then due have been paid, forthwith proceed to convene a special general meeting of the Company, to be held at such time and place as the Directors determine.

                                75. The requisition shall state the objects of the meeting requested, be signed by the members making it and deposited at the registered office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

                                76. If the Directors do not proceed to cause a meeting to be held within thirty days from the date that the requisition is so deposited, the requisitionists, or a majority of them in value, may themselves convene a meeting, provided it is held within ninety days after the date of the deposit of the requisition.

                                77. If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further special general meeting for the purpose of considering such resolution and, if thought fit, of confirming it as a special resolution; and if the Directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or a majority of them in value, may themselves convene the meeting.

                                78. Such meetings shall be convened as nearly as possible as meetings are to be convened by the Directors.

                                79. At least seven clear days' notice of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the members entitled to be present at such meeting by notice sent by post or otherwise. With the consent in writing of all the members entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit, or if all the members are present at a meeting either in person or by proxy, notice of the time, place and purpose of the meeting may be waived.

                                80. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

                                81. The accidental omission to give any such notice to any of the members or the failure of any shareholder to receive such notice shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

                                82. The business of any ordinary general meeting shall be to receive and consider the profit and loss account, the balance sheet and the reports of the Directors and Auditors, to elect Directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

                                83. No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business. A corporation that is a member of the Company and has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

                                84. Where there is more than one member, two members personally present and entitled to vote shall be a quorum for a general meeting for the choice of a chairman and the adjournment of the meeting. For all other purposes the quorum for a general meeting shall be two members personally present and entitled to vote and holding or representing by proxy not less than one-tenth in number of such of the issued shares of the Company as confer upon the holders thereof the right to vote at such meeting.

                                85. Where the Company has only one Director the business affairs of the Company shall be managed by such Director and all business which may be transacted at a meeting of the Board of Directors shall be transacted by such Director in the manner provided for in Article 138.

                                86. The Chairman of the Board shall be entitled to take the chair at every general meeting or, if there be no Chairman of the Board, or if he is not present within fifteen minutes after the time appointed for holding the meeting, the President or, failing him, a Vice-President shall be entitled to take the chair. If the Chairman, the President or a Vice-President is not present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another Director as Chairman and, if no Director is present or if all the Directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be the Chairman.

                                87. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it is convened pursuant to a requisition under Articles 74 to 78, shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those members entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

                                88. At any general meeting a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by (i) the Chairman or (ii) at least five members present and entitled to vote at the meeting or (iii) a member or members holding or representing by proxy at least one-tenth in number of the issued shares of the Company that confer upon their holders the right to vote at the meeting.

                                89. When a resolution is decided by a show of hands, a declaration by the Chairman that a resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact that without proof of the number or proportion of the votes recorded in favour or against such resolution.

                                90. When a poll is demanded, it shall be taken in such manner at such time and place as the Chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the Chairman and such determination made in good faith shall be final and conclusive.

                                91. When there is an equality of votes, either on a show of hands or on a poll, the Chairman shall have a casting vote in addition to the vote or votes that he has as a member.

                                92. The Chairman of a general meeting may, with the consent of a majority of the members present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

                                93. Any poll demanded on the election of a Chairman of a meeting or any question of adjournment shall be taken at the meeting without adjournment.

                                94. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

                                 95. Subject to the provisions applicable to any shares issued under conditions limiting or excluding the rights of the holders thereof to vote at general meetings, on a show of hands every member present in person shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him. Where a corporation that is a member is present by proxy or by a representative duly authorized under the Act, such proxy or representative shall, whether or not he himself is a member, be entitled to vote for such corporation either on a show of hands or at a poll.

                                96. Any person entitled under Article 47 to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares so long as he, at least forty-eight hours before the time of holding the meeting or adjourned meeting at which he proposes to vote, satisfies the Directors of his right to transfer such shares.

                                97. Where there are joint registered holders of any share, any one of such persons may vote such share at any meeting, either personally or by proxy, as if he were solely entitled to it. If more than one of such joint holders is present at any meeting, personally or by proxy, the one whose name stands first on the register in respect of such share shall alone be entitled to vote it. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

                                98. Votes may be cast either personally or by proxy or, in the case of a corporation, by a representative duly authorized under the Act.

                                99. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, under its common seal. No person shall be appointed a proxy who is not a member of the Company and qualified to vote, save that a corporation that is a member of the Company may appoint as its proxy a person who is not a member of the Company. Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

                                100. A member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote by his guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

                                101. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

                                102. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the office of the Company before the meeting or by the Chairman of the meeting before the vote is given.

                                103. Every instrument of proxy, whether for a specified meeting or otherwise, shall as nearly as circumstances will admit, be in the form following or in such other form as the Directors may from time to time determine:

I,                             of                          in the County of                               being a member of the within named Corporation hereby appoint                           of                              (or failing him                               of                               ) as my proxy to vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the                      day of                                and at any adjournment thereof, or at any meeting of the Company which may be held within            months from the date thereof.

                                As witness my hand this                  day of                           19
WITNESS:

_________________________________ Shareholder

                                104. No member shall be entitled to be present or to vote on any question, either personally or by proxy or as proxy for another member, at any general meeting or upon a poll, or be reckoned in quorum whilst any call or other sum is due and payable to the Company in respect of any of the shares of such member.

                                105. Any resolution passed by the Directors, notice of which has been given to the members in the manner in which notices are hereinafter directed to be given and which is, within one month after it has been passed, ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting. This Article shall not apply to a resolution for winding up the Company or to a resolution dealing with any matter that by statute or these Articles ought to be dealt with by a special resolution.

RESOLUTION(S) OF SHAREHOLDER(S)

                                106. Notwithstanding anything contained in these Articles, all business which the Company may transact at an annual or special meeting of shareholders may be transacted by resolution, including special resolution, in writing signed by all the shareholder(s) and shall be as valid as if it were passed at a meeting and satisfied all the requirements of the Act and these Articles.

DIRECTOR QUALIFICATION

                                107. The qualification of a Director may or may not be the holder of at least one share in the Company of a class entitled to vote at general meetings of the Company. If it is deemed a requisite that a Director hold a share in the Company as aforementioned, the Director may be appointed and act before acquiring such qualifying share but if such Director has not acquired it within three months of appointment or election, such Director shall be deemed to have vacated the office of Director.

DIRECTORS

                                108. The Board of Directors of the Corporation shall consist of not less than one or more than ten (10) Directors, such number within that range to be determined from time to time by Resolution of the Directors of the Company.

                                109. Notwithstanding anything herein contained the subscribers to the Memorandum of Association of the Company shall be the first Directors of the Company.

                                110. The Directors shall have power at any time from time to time to appoint any other person as a Director so long as the total number of Directors does not at any time exceed the maximum number permitted. No such appointment shall be effective unless two-thirds of the Directors concur in it.

                                111. A Director may retire from office upon giving to the Company one month's notice in writing of his intention so to do. Such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

                                112. The Directors shall be paid out of the funds of the Company as remuneration for their service, such sums if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manners as the Directors determine. The Directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending board meetings and the execution of their duties as Directors.

                                113. The continuing Directors may act notwithstanding any vacancy in their body, but if the number falls below the minimum permitted, the Directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

                                114. A Director may, in conjunction with the office of Director, and on such terms as to remuneration and otherwise as the Directors arrange or determine, hold any other office or place of profit under the Company or under any company in which this Company is a shareholder or is otherwise interested.

                                115. The office of a Director shall ipso facto be vacated:

(a)	if he becomes bankrupt, makes an authorized assignment, suspends payment, or compounds with his creditors; or

(b)	if he is found a lunatic or becomes of unsound mind; or

(c)	if he ceases to hold the number of shares required to qualify him for office or does not acquire them within three months after his election or appointment; or

(d)	if by notice in writing to the Company ho resigns his office; or

(e)	if he is removed by special resolution as provided in Article 120.

                                116. No Director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any Director is in any way interested, either directly or indirectly, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established. However, the existence and nature of his interest must be declared by him at a meeting of the Directors of the Company. In the case of a proposed contract such Director shall declare his interest at the meeting of Directors at which the question is first taken into consideration, or if he was not then interested, at the next meeting held after he became so interested, and when he becomes interested after it is made, he shall declare his interest at the first meeting held after he becomes so interested. A general notice given to the Directors by a Director that he is a member, shareholder or director of any specified firm or company and is to be regarded as interested in any transaction or contract with such firm or company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required. No Director shall as a Director vote in respect of any contract or arrangement in which he is so interested, and if he does so vote, his vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and shall not apply to any contract by or on behalf of the Company to give to the Directors or any of them any security for advances or by way of indemnity.

ELECTION OF DIRECTORS

                                117. Subject to Article 118 at the dissolution of every annual ordinary general meeting all the Directors shall retire from office and be succeeded by the Directors elected at such meeting. Retiring Directors shall be eligible for re-election at such meeting.

                                118. If at any ordinary general meeting at which an election of Directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring Directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

                                119. The Company in general meeting may from time to time increase or reduce the number of Directors and may determine or alter their qualification.

                                120. The Company may, by special resolution, remove any Director before the expiration of the period of office and appoint another person in his stead. The person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held office if he had not been removed.

                                121. Any casual vacancy occurring among the Directors may be filled by the Directors, but any person so chosen shall retain office only so long as the vacating Director would have retained it if he had continued as a Director.

RESOLUTION(S) OF DIRECTOR(S)

                                122. Notwithstanding anything contained in the within Articles, a resolution in writing, signed by all the Director(s), shall be as valid as if it had been passed at a meeting of Directors duly called, constituted and held for that purpose.

MANAGING DIRECTOR

                                123. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he is or they are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                124. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if for any reason he ceases to hold the office of Director, he shall ipso facto, immediately cease to be a Managing Director.

                                125. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary, commission, participation in profits or any combination of these modes.

                                126. The Directors may from time to time entrust to and confer upon the Managing Director for the time being such powers exercisable under these Articles by the Directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PRESIDENT AND VICE-PRESIDENTS

                                127. (a) The Directors shall elect the President of the Company (who need not be a Director) and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him from time to time by the Board.

                                        (b) The Directors may also elect Vice-Presidents and determine the period for which they are to hold office. A Vice-President need not be a Director and any Vice-President shall, at the request of the President or the Board and subject to the directions of the

Board, perform the duties of the President during the absence, illness or incapacity of the President.

CHAIRMAN OF THE BOARD

                                128. The Directors may also elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

QUORUM

                                129. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit, and may determine the quorum necessary for the transaction of business. Unless otherwise determined two Directors shall constitute a quorum if two or more Directors have been appointed.

PROCEEDINGS OF DIRECTORS

                                130. Meetings of Directors may be held either within or without the Province of Nova Scotia and the Directors may from time to time make arrangements relating to the time and place of holding Directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

(1)	A meeting of Directors may be held at the close of every ordinary general meeting of the Company without notice.

(2)
Notice of every other Directors' meeting may be delivered or mailed or telegraphed or telephoned to each Director before the meeting is to take place. Such notice shall be delivered or mailed, or telegraphed or telephoned at least forty-eight hours before the time fixed for the meeting.

(3)
A meeting of Directors may be held without formal notice if all the Directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

                                131. The President or any other Director may at any time, and the Secretary, upon the request of the President or any other Director, shall summon a meeting of the Directors to be held at the Registered Office of the Company. The President, the Chairman of the Board or a majority of the Board may at any time summon a meeting to be held elsewhere.

                                132. (1) Questions arising at any meeting of Directors shall be decided by a majority of votes and when there is an equality of votes the Chairman of the meeting shall have a second or casting vote.

                                        (2) At any meeting of Directors the Chairman shall receive and count the vote of any Director not present in person at such meeting on any question or matter arising at such meeting whenever such absent Director has indicated by telegram, letter or other writing lodged with the Chairman of such meeting the manner in which he desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any Director may give to any other Director a proxy authorizing such other Director to vote for such first named Director at such meeting, and the Chairman of such meeting, after such proxy has been lodged with him, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the Director giving such proxy.

                                133. If no Chairman of the Board is elected, or if at any meeting of Directors he is not present within five minutes after the time appointed for holding the meeting, the President, if a Director, shall preside. If the President, being a Director, is not present at such time, a Vice-President who is also a Director shall preside. If neither the President nor a Vice-President who is also a Director is present at such time, the Directors present shall choose some one of their number to be Chairman of the meeting.

                                134. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

                                135. The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

                                136. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Directors insofar as they are applicable and are not superseded by any regulations made by the Directors.

                                137. All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors or persons so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                                138. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and Constituted.

                                139. If any one or more of the Directors is called upon to perform extra services or to make special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the Director or Directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the Directors and may be either in addition to or in substitution for his share in the remuneration provided under Article 112.

REGISTERS

                                140. The Directors shall cause to be kept at the Company's head office in accordance with the provisions of the Act a register of the members of the Company, a register of the bond and debenture holders of Company and a register of its Directors. Branch registers of the members and the bond and debenture holders may be kept elsewhere, either within or without Nova Scotia, in accordance with the Act.

MINUTES

                                141. The Directors shall cause minutes to be entered in books designated for the purpose:

(1)	of all appointments of officers;

(2)	of the names of the Directors present at each meeting of Directors and of any committees of Directors;

(3)	of all orders made by the Directors and committees of Directors;

(4)	of all resolutions and proceedings of meetings of the Shareholders and of the Directors.

Any such minutes of any meeting of the Directors or of any committee of the Directors or of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

                                142. The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the Directors that would have been valid if such regulation had not been made.

                                143. Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the Directors shall have power:

(1)	To take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

(2)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(3)
To purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(4)
At their discretion to pay for any property, rights, or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon;

(5)
Subject to Section 88(2) of the Act, to secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manners as they think fit;

(6)
To appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

(7)	To accept from any member insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of his shares or any part thereof;

(8)
To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(9)
To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

(10)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

(11)	To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(12)
To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(13)
To provide from time to time for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(14)
To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and from time to time to vary or realize such investments;

(15)
Subject to Section 88(2) of the Act, to execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit, and any such mortgages may contain a power of sale and other powers, covenants and provisions as are agreed on;

(16)
To give any officer or other person employed by the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company;

(17)
To set aside out of the profits of the Company before declaring any dividend such sums as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the Directors may in their absolute discretion think conducive to the interests of the Company; and to invest the several sums set aside in such investments, other than shares of the Company, as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part of them for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

(18)	From time to time to make, vary and repeal rules for the regulation of the business of the Company, its officers and servants, the members of the Company or any section or class of them;

(19)
To enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

(20)	From time to time to provide for the management of the affairs of the Company in such manner as they shall think fit.

SOLICITORS

                                144. The Company may employ or retain a solicitor or solicitors and such solicitor may, at the request of the Board of Directors or on instructions of the Chairman of the Board, the President or the Managing Director, attend meetings of the Directors or Shareholders, whether or not he himself is a member or a Director of the Company. If such solicitor is also a Director, he may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY AND TREASURER

                                145. The Directors shall appoint a Secretary of the Company to keep the minutes of the shareholders' and Directors' meetings and perform such other duties as may be assigned to him by the Board. The Directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

                                146. The Directors may appoint a Treasurer of the Company to carry out such duties as the Board may assign. If the Directors think it advisable, the same person may hold the offices of both Secretary and Treasurer.

THE SEAL

                                147. The Company shall have a common seal upon which the name of the Company shall be engraved and which shall be adopted and may be changed by resolution of the Directors. The Directors shall arrange for the safe custody of the Common Seal of the Company. The Common Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signatures of any two of the Directors, President, Vice-President or Secretary. If the Company has only one Director and one person acting in the capacities of one or more officers of the Company the common seal may be affixed in the presence of and contemporaneously with the attesting signature of that Director and officer. For the purpose of certifying documents or proceedings of the Company the Common Seal may be affixed by any of the President, Vice-President, Secretary or a Director. If the Directors(s) think it advisable, the same person may hold the offices of President, Vice-President, Secretary, and/or Treasurer. The Common Seal of the Company shall not be affixed to any instrument by any other person without authorization by resolution of the Directors appointing that person for such purpose.

                                148. The Company may have for use at any place outside Nova Scotia to which the corporate existence and capacity of the Company extends an official seal that is a facsimile of the Common Seal of the Company with the addition on its face of the name and place where it is to be used; and the Company may by writing under the seal of its Common Seal authorize any person to affix such official seal to any document at such place to which the Company is a party.

ONE OFFICER

                                149. Pursuant to Article 147 herein and in addition thereto one person may hold one or as many titles of office as the directors may wish to determine. Any officer does not of necessity have to be a director or a shareholder of the Company.

DIVIDENDS

                                150. Subject to the provisions of these Articles and the rights of those persons, if any, entitled to shares with special rights to dividends, the profits of the Company may be divided among the members in proportion to the amount of capital paid up on the shares held by them respectively. Where capital is paid up in advance of calls upon the footing that it will carry interest, such capital shall not whilst carrying interest confer a right to participate in profits.

                                151. The Directors may from time to time declare such dividends as they deem proper upon the shares of the Company according to the rights of the members and the respective classes thereof, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a specified date. No transfer of such shares made or registered after the date so specified shall pass any right to the dividend so declared.

                                152. No dividends shall be payable except out of the profits of the Company and no interest shall be payable on any dividend.

                                153. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

                                154. The Directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

                                155. The Directors may deduct from the dividends payable to any members all such sums of money as may be due and payable by him to the Company on account of calls, installments or otherwise, and may apply the same in or towards satisfaction of such sums of money so due and payable.

                                156. The Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

                                157. The Directors may retain the dividends payable upon shares in respect of which any person is under Article 47 entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect of or has duly transferred such shares.

                                158. Any meeting declaring a dividend may make a call on the members for such amount as the meeting fixes so long as the call on each member does not exceed the dividend payable to him. The call shall be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the member, be set off against the call. The making of a call under this Article shall be deemed to be and be business of a meeting which declares such a dividend.

                                159. Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds, or debenture stock of any other Company, or in any one or more of such ways.

                                160. Any meeting may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund or in the hands of the Company and available for dividends or representing premiums received on the issue of shares and standing to the credit of share premium account, be capitalized and distributed to the shareholders who would be entitled to receive them if distributed by way of dividend and in the same proportions, that all or any part of such capitalized fund be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company (which shall be distributed accordingly) or in or towards payments of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

                                161. For the purpose of giving effect to any resolution under the two last preceding Articles, the Directors may settle any difficulty that may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any members upon the footing of the value so fixed or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Directors.

                                162. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

                                163. Anyone of several persons registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

                                164. Unless otherwise determined by the Directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

                                165. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

                                166. All dividends unclaimed one year after having been declared may, until claimed, be invested or otherwise made use of by the Directors for the benefit of the Company.

ACCOUNTS

                                167. The Directors shall cause proper books of account to be kept of the sums of money received by the Company, and the matters in respect of which such receipt and expenditure takes place, and of all sales and purchases of goods by the Company, and of the assets, credits and liabilities of the Company.

                                168. The books of account shall be kept at the head office of the Company or at such other place or places as the Directors may direct.

                                169. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or a resolution of the Company in general meeting.

                                170. At the ordinary general meeting in every year the Directors shall lay before the Company a profit and loss account covering the period commencing from the date at which the last preceding account was made up to the date fixed by the Company as the end of its fiscal year; and in any event the accounts shall be made up to a date not earlier than three months before the date fixed for the meeting at which the accounts are to be presented.

                                171. The Directors shall cause to be made up in every calendar year, and to be laid before the Company in general meeting a balance sheet as at the date to which the profit and loss account is made up. Every such balance sheet shall contain a summary of the authorized share capital and of the issued share capital of the Company, its liabilities and its assets, together with such particulars as are necessary to disclose the general nature of the liabilities and assets of the Company and to distinguish between the amounts respectively of the fixed assets, the investments and the current or floating assets, and shall state how the values of the fixed assets have been arrived at. There shall also be stated under separate headings in the balance sheet to the extent that they are not written off (a) the preliminary expense of the Company, (b) the expenses, if any, incurred in issue of share capital or debentures and (c) if it is shown as a separate item in or is otherwise ascertainable from the books or other documents or records of the Company or from copies thereof in the custody of the Company, the amount of the goodwill and of any patents or trade-marks, copyrights, leases, contracts or licenses. Where any liability of the Company is secured otherwise than by operation of law on any asset of the Company, the balance sheet shall state such liability separately from other liabilities and shall include a statement that the liability is so secured, but it shall not be necessary to specify in the balance sheet the asset or assets on which the liability is secured.

                                172. Every such balance sheet shall be accompanied by a report of the Directors as to the state and condition of the Company's affairs and as to the amount, if any, which they recommend to be paid out of the profits by way of dividend (or bonus) to the Shareholders and the amount, if any, which they propose to carry to the reserve fund, general reserve, or reserve account shown specifically on the balance sheet or on a subsequent balance sheet. The balance sheet shall be approved by the Board and shall be signed on behalf of the Board and at the Board's direction by one or more Directors of the Company.

                                173. The Directors shall send copies of the profit and loss account and balance sheet together with copies of the auditor's report and the report of the Directors to all persons entitled to receive notices of general meetings of the Company at least seven days before the date of the general meeting at which the reports are to be presented.

                                174. The costs (if any) to the Company of the formation of the Company, the completion of the title to any property and rights acquired by it, the purchase of any business or contract, the establishing of any new branch of business, the acquisition by purchase of any property of a wasting nature or any extraordinary expenditure may be spread over a series of years or otherwise treated as the Board may determine, due provision in their opinion being always made for writing down such cost, and the amount of such cost for the time being outstanding may, for the purpose of calculating the profits of the Company for dividends, be reckoned as an asset.

AUDITORS AND AUDIT

                                175. The Company shall at each annual general meeting appoint an auditor or auditors to hold office until the next annual general meeting.

                                176. The first auditors of the Company may be appointed by the Directors at any time before the first annual general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders in general meeting, in which event the shareholders at such meeting may appoint auditors.

                                177. The Directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

                                178. None of the following persons shall be eligible for appointment as auditor of the Company:

(a)	Directors and officers of the Company;

(b)	Partners or employees of an officer of the Company;

(c)	A body corporate.

A member of the Company, other than the persons listed as ineligible, may be an auditor.

                                179. The remuneration of the auditors shall be fixed by the Company in general meeting, or by the Directors pursuant to authorization given by the shareholders at the annual ordinary general meeting except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the Directors.

                                180. Once at least in every year the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by the auditors.

                                181. The auditors shall have a right of access at all times to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as they may deem necessary for the performance of their duties as auditors. The auditors shall be entitled to attend any general meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they desire with respect to the accounts.

                                182. The auditors shall make a report to the shareholders on the accounts examined by them and on every balance sheet laid before the Company in general meeting during their term of office. The report shall state:

(a)	whether or not they have obtained all the information and explanations they required and

(b)
whether, in their opinion, the balance sheet referred to in the report is properly drawn up so as to exhibit a true and correct view of the state of the Company's affairs according to the best of their information, the explanations given to them and the books of the Company.

The auditor's report shall be attached to the balance sheet, shall be read before the Company in general meeting and shall be open to inspection by any shareholder.

                                183. If any accounts of the Company fail to disclose the amount of any loan made during the period to which the accounts relate, either by or on the guarantee or security of the Company, including loans which have been repaid during such period and loans made before such period and outstanding at the expiration thereof or if any such account fails to disclose the total amount paid by the Company to the Directors as remuneration for their services other than the salaries of salaried Directors, then it shall be the duty of the auditors to include in their report, so far as they are able to do so, a statement giving particulars of all such payments and transactions.

                                184. Every account of the Directors, when audited and approved by a general meeting, shall be conclusive unless an error is discovered within three months after such approval. Whenever any such error is discovered within that period, the account shall forthwith be corrected and thenceforth be conclusive.

                                185. If one auditor only is appointed, all the provisions herein contained relating to auditors shall apply to him.

NOTICES

                                186. A notice may be served by the Company upon members personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address.

                                187. Members who have no registered place of address shall not be entitled to receive any notice.

                                188. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

                                189. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

                                190. Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspapers published in the City of Halifax, Nova Scotia.

                                191. All notices shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register for such shares, and notice so given shall be sufficient notice to all the holders of such shares.

                                192. Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing it is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the Directors.

                                193. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to his name and address being entered on the register was duly served in the manner hereinbefore provided upon the person from whom he derived his title to such share.

                                194. Any notice or document so advertised or sent by post to or left at the registered address of any member in pursuance of the Articles, shall, notwithstanding that such member is then deceased and that the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held by such deceased member solely or jointly with other persons, until some other person is registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his heirs, executors or administrators and all persons, if any, jointly interested with him in any such share.

                                195. The signature to any notice given by the Company may be written or printed.

                                196. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

                                197. Every Director, Manager, Secretary, Treasurer and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses that any such Director, Manager, Secretary, Treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including travelling expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

                                198. No Director or other officer of the Company shall, in the absence of any dishonesty on his part, be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his office or in relation thereto.

REMINDERS

                                199. The Directors shall comply with the following provisions of the Acts:

(1)	Keep a register of members. (Sect. 38.)

(2)	Keep a register of the holders of debentures. (Sect. 97.)

(3)	Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company. (Sect. 48.)

(4)	Send notice to the Registrar of any increase of capital. (Sect. 50)

(5)	Call a general meeting every year within the proper time. (Sect. 71.) Meetings must be held not later than 15 months after the preceding general meeting.

(6)	Send to the Registrar typed or printed copies of all special resolutions. (Sect. 76.)

(7)	Keep a register of Directors and Managers, send to the Registrar a copy thereof and notify him of all changes therein. (Sect. 84.)

(8)	When shares are issued for a consideration other than cash, file a copy of the contract with the Registrar on or before the date on which the shares are issued. (Sect. 95.)

(9)	Send to the Registrar notice of the address of the Company's registered office and of all changes in such address. (Sect. 66.)

(10)	Keep proper minutes of all general meetings and Directors' meetings in books reserved for the purpose and kept at the Company's registered office. (Sects. 77 and 78.)

(11)	Obtain a certificate under the Corporations Registration Act as soon as business is commenced.

(12)	Send notice of recognized agent to Registrar in compliance with provisions of Corporations Registrations Act.

(13)	See that the register of shareholders always kept up to date.

(14)	See that the register of Directors always kept up to date.

(15)	Send notice to the Registrar of any redemption or purchase of preference shares. (Sect. 46.)

                                200. All terms used in these Articles shall be construed to include the singular as well as the plural and the masculine, feminine or neuter genders where the context so requires.

NAME AND SIGNATURE	ADDRESS OF	DESCRIPTION OF
OF SUBSCRIBER	SUBSCRIBER	SUBSCRIBER

Signed By
/s/ Helen E. Blanchard	5151 George Street	Legal Assistant
HELEN E. BLANCHARD	Halifax, Nova Scotia

Dated at Halifax Nova Scotia, the 5th day of December 1984

Witness to the above signature:

Name and
Address of
Witness:	Signed By: /s/ Heather A Duffus

5151 George Street

Halifax, Nova Scotia

NOVACAN MINING RESOURCES (1985) LIMITED

SPECIAL RESOLUTION

                                WHEREAS the authorized capital of the Company is Forty Thousand Dollars ($40,000) divided into Forty Thousand (40,000) common shares of the par value of One Dollar ($1.00) each;

                                AND WHEREAS it is considered advisable and in the best interests of the Company that all of the issued and unissued shares be converted into shares without nominal or par value;

                                NOW BE IT RESOLVED as a Special Resolution of the company that the authorized capital of the Company be altered by changing all of the Forty Thousand (40,000) common shares with a par value of One Dollar ($1.00) each into Forty Thousand (40,000) common shares without nominal or par value.

*****

                                CONSENTED TO by all the Shareholders of Novacan Mining Resources (1985) Limited in accordance with the Articles of Association of the Company, this 7th day of May, 1986.

Signed By: /s/ Gerald J. McConnell
GERALD J. McCONNELL

Signed By: /s/ Angus MacIsaac
ANGUS MacISAAC

Signed By: /s/ Christopher Johnston
CHRISTOPHER JOHNSTON

Signed By: /s/ John Chisholm
JOHN CHISHOLM

NOVACAN MINING RESOURCES (1985) LIMITED
SPECIAL RESOLUTION

                                WHEREAS the authorized capital of the Company consists of Forty Thousand (40,000) common shares without nominal or par value;

                                AND WHEREAS it is deemed advisable and in the best interests of the Company that the authorized share capital be subdivided on the basis of Two Hundred Twenty-Five (225) common shares for each common share;

                                NOW BE IT RESOLVED as a Special Resolution of the Company:

1.                             That the Company subdivide the capital of the Company on the basis of Two Hundred Twenty-Five (225) common shares for each common share presently authorized or issued, so that the authorized, capital of the Company shall consist of Nine Million (9,000,000) common shares without nominal or par value;

2.                             That each registered holder of fully paid common shares without nominal or par value shall surrender his certificate or certificates representing such shares to the Company, and on such surrender shall be entitled to receive a certificate or certificates for Two Hundred Twenty-Five (225) fully paid common shares without nominal or par value.

*****

                                CONSENTED TO by all the Shareholders of Novacan Mining Resources (1985) Limited in accordance with the Articles of Association of the Company, this 7th day of May, 1986.

Signed By: /s/ Gerald J. McConnell
GERALD J. McCONNELL

Signed By: /s/ Angus MacIsaac
ANGUS MacISAAC

Signed By: /s/ Christopher Johnston
CHRISTOPHER JOHNSTON

Signed By: /s/ John Chisholm
JOHN CHISHOLM

NOVACAN MINING RESOURCES (1985) LIMITED
SPECIAL RESOLUTION

                                WHEREAS the authorized capital of the Company consists of Nine Million (9,000,000) common shares without nominal or par value;

                                AND WHEREAS it is deemed advisable and in the best interests of the Company that the authorized capital be increased;

                                NOW BE IT RESOLVED as a Special Resolution of the Company that the authorized capital of the Company be increased by the creation of Eleven Million (11,000,000) common shares without nominal or par value so that the authorized capital of the Company shall consist of Twenty Million (20,000,000) common shares without nominal or par value.

*****

CONSENTED TO by all the Shareholders of Novacan Mining Resources (1985) Limited in accordance with the Articles of Association of the Company this 7th day of May, 1986.

Signed By: /s/ Gerald J. McConnell
GERALD J. McCONNELL

Signed By: /s/ Angus MacIsaac
ANGUS MacISAAC

Signed By: /s/ Christopher Johnston
CHRISTOPHER JOHNSTON

Signed By: /s/ John Chisholm
JOHN CHISHOLM

NOVACAN MINING RESOURCES (1985) LIMITED

                                Minutes of a meeting of the Shareholders of NovaCan Mining Resources (1985) Limited, Held at the offices of Patterson Kitz, Suite 1700, 5151 George Street, Halifax, Nova Scotia, on the 10th day of July, 1986.

PRESENT:              Gerald J. McConnell
                                 Angus MacIsaac
                                 Christopher Johnston
                                 John Chisholm

being all of the Shareholders of the Company.

                                UPON MOTION, duly made and seconded, IT WAS RESOLVED that Gerald J. McConnell act as Chairman and Secretary of the meeting. Notice in accordance with the Articles of Association of the Company having been given to all the Shareholders of the Company, the meeting was declared to be properly constituted.

                                UPON MOTION, duly made and seconded, IT WAS UNANIMOUSLY RESOLVED that the directors be authorized to amend the Articles of Association of the Company by the deletion of Article 40.

                                BE IT FURTHER RESOLVED that a copy of this Special Resolution be filed with the Registrar of Joint Stock Companies at Halifax, Nova Scotia.

                                There being no further business before the meeting, UPON MOTION, themeeting adjourned.

Approved By:

Signed By: /s/ Gerald J. McConnell
GERALD J. McCONNELL
CHAIRMAN AND SECRETARY
OF THE MEETING

NOVACAN MINING RESOURCES (1985) LIMITED
SPECIAL RESOLUTION

                                BE IT RESOLVED as a Special Resolution of NovaCan Mining Resources (1985) Limited ("Company"), within the meaning of the Companies Act, that the name of the Company be changed from NovaCan Mining Resources (1985) Limited to NovaGold Resources Incorporated; therefore an application for approval of such change of name be made to the office of the Attorney General and that said change be effective upon the approval of the Attorney General.

NOVACAN MINING RESOURCES (1985) LIMITED
SPECIAL RESOLUTION

                                BE IT RESOLVED as a Special Resolution of the Shareholders of NovaCan Mining Resources (1985) Limited ("Company") that:

1.                             The Directors of the Company be and are hereby authorized, without the sanction of a special resolution, to sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Directors may think fit, and in particular, for shares, debentures or securities of any other company having objects altogether or in part similar to those of the Company.

2.                             The Directors of the Company be and are hereby authorized, without the sanction of a special resolution, to subscribe for, take, or otherwise acquire and hold, shares and securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.                             The Directors of the Company be and are hereby authorized, without the sanction of a special resolution, to invest the moneys of the Company not immediately required in the business of the Company in such manner as may from time to time be determined, including where such investment consists of the purchase of shares, debentures or securities of any other company.

4.                             The Directors of the Company be and are hereby authorized and empowered, without the sanction of a special resolution to exercise at any time and from time to time all and every power to borrow money and to secure the repayment thereof, including without limiting, the generality of the foregoing, to mortgage and charge all or any part of the real or personal property of the Company to any person, firm, or corporation to secure the repayment of money borrowed by the Company, or to secure any liability or obligation of the Company, including any liability or obligation arising under any guarantee.

NOVAGOLD RESOURCES INC.

RESOLUTION OF SHAREHOLDERS

                                BE IT RESOLVED as a special resolution of the Corporation that:

1.                            The authorized capital of the Corporation be increased by the creation of 80,000,000 Common Shares without nominal or par value so that the authorized Common Shares of the Corporation shall consist of 100,000,000 Common Shares without nominal or par Value;

2.                             Any one of the Directors or Officers of the Corporation is hereby authorized to take all such actions and execute and deliver all such documents as are necessary or desirable for the implementation of this special resolution; and

3.                             The Directors of the Corporation may, in their absolute discretion, revoke this special resolution without further approval of the Shareholders of the Corporation prior to the date upon which it comes into effect.

                                The undersigned Secretary of NovaGold Resources Inc. hereby certifies that the foregoing is a true and complete copy of a special resolution passed by the Shareholders of the Corporation on May 22, 1990, and confirmed by a majority of the Shareholders of the Corporation present at a Confirmatory Meeting held on June 6, 1990, and that the resolution is in full force and effect and unamended.

                                WITNESS my hand and the corporate seal of NovaGold Resources Inc. this 6th day of June, 1990.

Signed By: /s/ Angus G. MacIsaac
Angus G. MacIsaac,
Secretary

NOVAGOLD RESOURCES INC.
RESOLUTION OF SHAREHOLDERS

                                BE IT RESOLVED as a special resolution of the Corporation that:

1.                             The authorized capital of the Corporation be increased by the creation of 10,000,000 Preferred Shares without nominal or par value ("Preferred Shares") issuable in series which shall have as a class the following rights, privileges, restrictions and conditions:

                     (a)       Issuable in Series

                                The Preferred Shares may at any time and from time to time be issued in one or more series as determined by the Directors of the Corporation;

                     (b)     Number and Conditions

                                From time to time and at any time, the Directors, by resolution, shall fix the number of shares that will form the particular series to be issued. Before the first shares of a particular series are issued, the Directors, by resolution, shall determine the designation, priorities, preferences, rights, privileges, restrictions and conditions to attach to each particular series, including, but without in any way limiting or restricting the generality of the foregoing, the issue price, the rate, amount or method of calculation of dividends, whether such rate, amount or method of calculation of dividends shall be subject to changes or adjustments, whether dividends shall be cumulative or non-cumulative, the time and place of payment of dividends, the consideration for and terms and conditions (if any) of any purchase or cancellation, retraction or redemption thereof (including a provision that subsequent to the issue of a series the Directors may provide additional dates upon which a holder may require the Corporation to redeem his shares), conversion rights (if any), the terms and conditions of any share purchase plan or sinking fund, the restrictions (if any) respecting payment of dividends on any shares ranking junior to the Preferred Shares, the right (if any) to vote and the circumstances when the right to vote may be exercised, and the right (if any) to receive notices of and to attend meetings of Shareholders. Subject to applicable securities legislation with respect to any necessary filings pursuant thereto, such resolution shall be the only authorization required to fix such designation, priorities, preferences, rights, privileges, restrictions and conditions to authorize such issuance, and no approval, sanction or confirmation of such resolution by the Shareholders of the Corporation or otherwise shall be required;

                    (c)       Series Parity

                                Each series of Preferred Shares shall rank on a parity with every other series of Preferred Shares with respect to priority in payment of dividends and on return of capital on any distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its Shareholders for the purpose of winding up its affairs. When any dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations (if any) in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of such shares with respect to return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends;

                     (d)      Class Priority

                                Each series of Preferred Shares shall be entitled to such preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares that the Corporation may be authorized to issue, with respect to priority in payment of dividends and on the return of capital on the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its Shareholders for the purpose of winding up its affairs, and such other preferences as may be determined by the Directors, all as may be provided for by resolution of the Directors referred to in paragraph (b) above;

                      (e)      Restriction on Creation and Issuance of Shares

                                The Corporation shall not, without the approval of the holders of the Preferred Shares, given pursuant to paragraph (f):

(i)
create or issue any shares ranking in priority to the Preferred Shares with respect to the payment of dividends and the return of capital on the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or on any other distribution of assets of the Corporation among its Shareholders for the purpose of winding up its affairs; or

(ii)
create any other preferred shares ranking pari passu with the Preferred Shares with respect to the payment of dividends and the return of capital on the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or on any other distribution of assets of the Corporation among its Shareholders for the purpose of winding up its affairs, if the Corporation is in arrears in the payment of dividends on any outstanding Preferred Shares or on a class of shares ranking in priority to or pari passu with the Preferred Shares in respect to the payment of dividends; and

                      (f)      Approval of Holders of Preferred Shares as a Class and as a Series

                                The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class as set forth in paragraphs (a) to (e), inclusive, may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Nova Scotia Companies Act. The rights, privileges, restrictions and conditions attaching to any series of the Preferred Shares as a series as determined by resolution or resolutions of Directors (except the number of shares in a series which may be fixed from time to time by the Directors) may be added to, changed or removed but only with the approval of the holders of the series given as hereinafter specified in addition to any other approval required by the Nova Scotia Companies Act.

                                The approval of the holders of the Preferred Shares or a series with respect to any matter may be given in such manner as may be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of not less than two-thirds of the votes cast by the holders of the Preferred Shares or a series, as the case may be, voting in respect of the matter at a meeting of such holders duly called for the purpose. The formalities to be observed in respect of the giving of notice of meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Nova Scotia Companies Act and prescribed in the articles of the Corporation with respect to meetings of Shareholders. On every poll taken at a meeting of holders of Preferred Shares each holder entitled to vote thereat shall have one vote in respect of each Preferred Share held by him; and

2.                             Any one of the Directors or Officers of the Corporation is hereby authorized to take all such actions and execute and deliver all such documents as are necessary or desirable for the implementation of this special resolution; and

3.                             The Directors of the Corporation may, in their absolute discretion, revoke this special resolution without further approval of the Shareholders of the Corporation prior to the date upon which it comes into effect.

                                The undersigned Secretary of NovaGold Resources Inc. hereby certifies that the foregoing is a true and complete copy of a special resolution passed by the Shareholders of the Corporation on May 22, 1990, and confirmed by a majority of the Shareholders of the Corporation present at a Confirmatory Meeting held on June 6, 1990, and that the resolution is in full force and effect and unamended.

                                WITNESS my hand and the corporate seal of NovaGold Resources Inc. this 6th day of June, 1990.

Signed By: /s/ Angus G. MacIsaac
Angus G. MacIsaac,
Secretary

NOVAGOLD RESOURCES INC.

Special Resolution

                                Text of the Special Resolution authorizing the amendment of the Articles of the Corporation regarding the size of the Board of Directors:

                                BE IT RESOLVED as a Special Resolution of the Corporation that:

1.                             Section 108 of the Articles of the Corporation be deleted in its entirety and replaced with the following: "The Board of Directors of the Corporation shall consist of not less than one nor more than ten Directors, such number within that range to be determined from time to time by resolution of the Directors of the Company.";

2.                             Any Officer or Director of the Corporation be authorized and directed to do all things and execute and deliver all instruments and documents necessary or desirable to give effect to the foregoing; and

3.                              The Directors of the Corporation may, in their absolute discretion, revoke this Special Resolution or any part thereof before it is acted upon without further approval or authorization from the Shareholders of the Corporation.

                                Certified to be a true copy of a Special Resolution of the Shareholders of NovaGold Resources Inc. passed at its Annual and Special General Meeting held on May 27, 1994 as confirmed at a Confirmatory Meeting held on June 13, 1994 which Resolution remains in full force and effect and unamended.

Dated at Halifax, Nova Scotia this 21st day of June, 1994.

Signed By: /s/ Angus G. MacIsaac
Angus G. MacIsaac,
Secretary